                                                                    EXHIBIT 10.3

                         RESTRICTIVE COVENANT AGREEMENT

            AGREEMENT  made as of the 1st day of January,  2001,  by and between
NuCo2 Inc., a Florida  corporation  with its principal  office at 2800 SE Market
Place, Stuart, Florida 34997 (the "Corporation") and Edward M. Sellian, residing at 6794 SE Isle Way, Stuart, Florida 34996 ("Sellian").

                              W I T N E S S E T H :

            WHEREAS,  since 1991 Sellian has been employed by the Corporation as its Chairman of the Board  ("Chairman")  and until  September  2000 was also its
Chief Executive Officer ("CEO"); and

            WHEREAS, (i) Sellian possesses  substantial technical and managerial expertise  and  skill  with  respect  to the  Corporation's  business,  (ii) the
Corporation's  business is substantially  national in scope and its products and services are marketed  throughout  the United  States and (iii) the  Corporation competes with other  businesses  that are or could be located in any part of the
United States; and

            WHEREAS,   Sellian  wishes  his  employment  relationship  with  the
Corporation  to be  terminated  and the parties  have agreed upon the  following terms and conditions;

            NOW,  THEREFORE,  in  consideration  of the  premises  and  payments hereunder  and the mutual  covenants  contained  herein,  the  parties  agree as follows:

            1.  Termination of  Employment.  Sellian's last day of employment as
Chairman  with the  Corporation  was January 1, 2001 (the  "Termination  Date").
Effective  with the close of  business  on the  Termination  Date and  except as provided in this Agreement,  Sellian's  participation  in and entitlement to any and all other  compensation,  fringe benefits and employee  benefit plans of the
Corporation shall cease, and Sellian shall be entitled to benefits, if any, from employee benefit plans in accordance with the terms of the applicable plan.

            2.  Confidential  Information;  Restrictive  Covenants.  (a) Sellian
reaffirms and acknowledges that:

                (i) During the course of his  employment  as Chairman and CEO by the  Corporation,  Sellian  has  obtained  secret and  confidential  information concerning  the  business  of the  Corporation  and its  affiliates,  including, without  limitation,  customer  lists and  sources  of supply,  their  needs and requirements,  the nature and extent of contracts  with them, and related costs, price and sales information, and information about the Corporation's employees.

                (ii) The Corporation and its affiliates will suffer  substantial damage  that will be  difficult  to  compute  if  Sellian  should  enter  into a competitive  business  or should  divulge  secret and  confidential  information relating to the business of the Corporation  and its affiliates  acquired by him in the course of his employment as Chairman and CEO with the Corporation.

                (iii)  The  provisions  of this  Agreement  are  reasonable  and necessary  for  the  protection  of the  business  of the  Corporation  and  its affiliates.

            (b) Sellian  will not,  directly or  indirectly,  use,  disseminate, divulge to any person,  firm,  corporation  or other entity,  disclose,  lecture upon,  or  publish  articles  concerning  any  proprietary  and/or  Confidential
Information,  unless  specifically  authorized in writing by the Chief Executive
Officer of the  Corporation.  The term  "Confidential  Information"  means trade secrets,  information,  media,  records,  or documents  containing  confidential information  disclosed to Sellian or coming into Sellian's  possession by virtue
of  or  through  Sellian's   employment  with  the  Corporation  about  (1)  the
Corporation's  products,   sources  of  supply,  pricing  policies,   equipment,
processes,   operational  methods,  systems,  programs  or  services,  including
information  relating  to  research,  development,  inventions,   manufacturing,
purchasing,   accounting,   marketing,   merchandising   or  selling;   (2)  the
Corporation's financial affairs, its customers,  its officers and directors, its employees and the scope of their work; or (3) past,  present or future customers or customers' development or business activities.  The only permitted exceptions to the foregoing  prohibition on disclosure shall be (i) information which is in the  public  domain  other  than as a result of  Sellian's  breach of any of his obligations hereunder and (ii) information which Sellian is required to disclose by court order,  subpoena or other government process. In the event that Sellian is required to make disclosure  pursuant to the provisions of clause (ii) of the preceding  sentence,  Sellian shall promptly,  but in no event more than two (2)
business days after learning of such subpoena,  court order or other  government process, notify the Corporation, by personal delivery or by cablegram, confirmed by mail,  and at the  Corporation's  request,  Sellian shall take all reasonably necessary  steps  requested by the Corporation to defend against the enforcement of such subpoena,  court order or other government process, and shall permit the
Corporation  to  intervene  and  participate  with  counsel of its choice in any proceeding relating to the enforcement  thereof.  Any and all costs incurred by, or  chargeable  to  Sellian:  in  providing  notification  to  the  Corporation;
complying with, or working with the Corporation's directions in relation to such compelled,  or attempted compelled  disclosure;  and any and all defense against making such disclosures,  including  reasonable attorneys fees, and costs, shall be  reimbursed  by the  Corporation  to  Sellian  within  thirty  (30)  days  of submission to the Corporation by Sellian of a statement of such costs, and fees.

            (c) Sellian's  obligations to the Corporation  shall continue during the period  commencing on the Termination  Date and ending on December 31, 2005.
More  specifically,  Sellian  shall not,  directly  or  indirectly,  without the express  prior  written  permission  of  the  Chief  Executive  Officer  of  the
Corporation:

                (i) Enter  into  employment  by or render  any  services  to any person,  firm,  corporation or other entity engaged in any Competitive  Business
(as defined below); or

                (ii) Engage in any Competitive Business for his own account; or

                (iii) Be  associated  with or  interested  in, or act in concert
with,  any  person,  firm,  corporation,   entity  or  venture  engaged  in  any
Competitive Business, whether as an individual, partner, stockholder,  creditor, director, officer, principal,  agent, employee,  trustee,  consultant,  advisor, joint venturer, independent contractor or in any other relationship or capacity;
or

                (iv)  Encourage or have  contact  with any of the  Corporation's employees  (including any person who was employed or retained by the Corporation or any of its affiliates  during  Sellian's  employment  with the  Corporation), either directly or indirectly,  for the purpose of encouraging them to end their employment  with the  Corporation  and/or to join Sellian or any other person or
entity  as  a  stockholder,   creditor,  director,  officer,  principal,  agent,
employee, trustee, consultant, advisor, joint venturer or independent contractor in any  Competitive  Business,  or  employ  and/or  allow  any  employee  of the
Corporation   (including  any  person  who  was  employed  or  retained  by  the
Corporation  or any of its  affiliates  during  Sellian's  employment  with  the
Corporation)  to join Sellian as a  stockholder,  creditor,  director,  officer, principal,  agent,  employee,  trustee,  consultant,  advisor, joint venturer or independent contractor in any Competitive Business, provided however, that after
January 1, 2003,  the foregoing  shall not prevent  Sellian from  encouraging or contacting any of the  Corporation's  employees,  either directly or indirectly, for the purpose of encouraging them to end their employment with the Corporation and join Sellian in a non-Competitive Business; or

                (v) Solicit, service or attempt to service, interfere with, have contact with,  divert or attempt to divert,  or endeavor to entice away from the
Corporation  or any of its  affiliates  any of its or their sources of supply or customers  for the  purposes of having such  customer's  needs for  products and services  of the  Corporation  provided  by a  Competitive  Business.  The terms
"customers"  and  "sources  of  supply"  includes  any entity  which,  as of the
Termination  Date or at any time during the immediately  preceding  twelve-month period,  is or was a  customer  or source of  supply  of the  Corporation,  or a prospective customer or source of supply with which the Corporation had proposed or was in the process of proposing to do business,  either orally or in writing.
However,  nothing in this Agreement  shall  preclude  Sellian from investing his personal assets in the securities of any Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his  beneficially  owning,  at any time, more than 5.0% of the publicly-traded equity securities of such Competitive Business.

            (d) Sellian  agrees  that,  prior to  accepting  employment  with or agreeing to perform  services for any entity which is or might  reasonably  be a
Competitive  Business,  Sellian  will  notify  the  Corporation  in  writing  of
Sellian's  intentions,  in order to provide the Corporation with the opportunity to assess whether  Sellian's  employment or retention may violate any provisions of this Agreement.

            (e) "Competitive Business" shall mean any business or enterprise, or affiliate or subsidiary thereof, which:

                (i) Is engaged in the business of renting,  leasing or supplying to other business entities high pressure or bulk CO2 cylinders and/or selling or distributing CO2; or

                (ii) Engages in any other  business in which the  Corporation or any of its  affiliates was involved at any time during the  twelve-month  period immediately preceding the date hereof.

                "Competitive  Business" shall not include the operations of Soda
Systems,  Inc. in New York,  New Jersey and  Connecticut,  a company  owned by a
Sellian  family  member  which is based in  Pelham,  New  York,  as long as such company is not engaged in the business of renting, leasing or supplying to other business  entities  high  pressure  or bulk  CO2  cylinders  and/or  selling  or distributing CO2.

            (f) Any judicial or other tribunal making any determination that any provisions of this  Agreement are  unenforceable  shall have the power to modify the scope,  duration or area of any restrictive  covenant  hereunder,  or all of them, to the extent necessary to make such  provision(s)  enforceable,  and such provision(s) shall then be applicable in such modified form.

            3. Payments. In consideration of the agreements of Sellian contained in Paragraph 2 hereof, the Corporation shall pay Sellian the sum of Four Hundred
Eighty  Thousand  Dollars  ($480,000),  payable in thirty-six (36) equal monthly installments on the last day of each month commencing on January 31, 2001.

            4. Health and Dental Insurance. The Corporation will continue health insurance  coverage for Sellian and Sellian's  spouse until December 31, 2003 on the same terms and conditions as for other senior executives of the Corporation.
Until  December  31,  2003,  Sellian and  Sellian's  spouse shall be entitled to participate  in the dental plan offered by the  Corporation,  provided  that the cost shall be borne entirely by Sellian.

            5. Stock Options.  The parties hereby stipulate that for purposes of the 1995 Stock Option Plan of the  Corporation  (the  "Plan"),  Sellian shall be deemed to have  voluntarily  terminated his  employment  with the consent of the
Corporation  and that Sellian may exercise any stock options  granted to Sellian under  the Plan  that are  exercisable  as of the  Termination  Date  until  the expiration  of the term stated in the option  agreement  grant  letters  between
Sellian and the  Corporation  dated March 16, 1998,  which  letters shall govern such stock options.

            6. Enforcement of Agreement. Sellian recognizes that a breach of any of the  provisions  of  Paragraph 2 of this  Agreement  would cause  irreparable damage to the  Corporation's  business and that such damage will be difficult or impossible  to measure.  Therefore,  in the event of a violation or a threatened violation by Sellian of the terms of this Agreement, Sellian hereby acknowledges and agrees that the  Corporation  will have the right,  in addition to all other remedies  available  to it at law,  in  equity  and  under  this  Agreement,  to
affirmative   or  negative   injunctive   relief  from  a  court  of   competent
jurisdiction:  (i) restraining Sellian from disclosing, in whole or in part, any
Confidential   Information  to  any  person,  firm,  corporation,   partnership,
association or other entity to whom or to which such Confidential Information is threatened  to be disclosed and (ii)  restraining  Sellian from any continued or threatened  violation  of the  covenants  contained in this  Agreement.  Sellian agrees to entry of an appropriate  protective order to ensure confidentiality of all documents and any other relevant evidence.

                Nothing in this Agreement  shall be construed as prohibiting the
Corporation  from  pursuing  any  other  remedies,  and  pursuit  of one or more remedies or forms of relief shall not preclude the Corporation from pursuing any other remedies or forms of relief.

                The  waiver by the  Corporation  of a breach by  Sellian  of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Sellian.

            7.  Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida.

            8.  Amendment.  This  Agreement  may be  amended  only by a  written document signed by Sellian and the Chief Executive Officer of the Corporation.

            9.  Severability.  In the event that any of the  provisions  of this
Agreement are  determined by a judicial or other  tribunal to be  unenforceable, the remaining provisions of this Agreement will remain enforceable.

            10. Complete  Agreement.  This Agreement sets forth all of the terms and conditions of the agreement between the parties, and no representations have been  made to  Sellian  which  are not  contained  in this  Agreement.  With the exception of the option  agreements  under the Plan (which remain  applicable in accordance  with their terms only to the extent they are not  inconsistent  with this  Agreement),  this  Agreement  supersedes  any  and all  prior  agreements, contracts and understandings, and constitutes the entire

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agreement between the parties. Sellian acknowledges that no promise, inducement or agreement has been made except as expressly provided in this Agreement.

            IN WITNESS WHEREOF,  each of the parties hereto, either individually or by a duly  authorized  representative,  has signed this Agreement on the date set forth below.

    Edward M. Sellian                                       NuCo2 Inc.

/s/ Edward M. Sellian                            By: /s/ Michael E. DeDomenico
    ---------------------                            -------------------------
                                                     Michael E. DeDomenico